EXHIBIT 99.2


       SIMTEK REPORTS SECOND QUARTER AND FIRST HALF 2003 FINANCIAL RESULTS

COLORADO SPRINGS, Colorado - August 14, 2003 -- Simtek Corporation (OTCBB:
SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported financial results for its second quarter and first half ended June 30, 2003.

The Company reported that second quarter and first half 2003 revenue was essentially flat due to continued industry pricing pressures. Simtek reported revenue of $3.4 million and $7.4 million, respectively, versus revenue of $3.6 million and $7.5 million for comparable periods in 2002. Unit shipment quantities for the three and six months ended June 30, 2003 were up 13% and 5%, respectively, as compared to the three and six months ended June 30, 2002, but average selling prices were lower due to market conditions. Net losses for the second quarter and first half were $895,000, or two cents per share, and $1,453,000, or three cents per share, respectively, as compared with net losses of $412,000, or one cent per share, and $667,000, or one cent per share, for the comparable periods last year.

The increase in net loss was primarily attributable to a year-over-year decrease in gross profit margin for the second quarter -- from 41.9% to 28.8%. This decline was attributable to three factors: First, the soft semiconductor market continues to create extreme competitive pricing pressure at Simtek's high-volume commercial accounts. Second, the Company experienced temporary manufacturing yield losses from wafers manufactured at Chartered Semiconductor's fabrication facility #1, which is being decommissioned. These products are being transferred to Chartered's more modern fabrication facility #2, which will provide the basis for yield improvements going forward. Third, military product sales, which provide our strongest product profit margins, were slowed in this period due to unexpected delays in production schedules at certain defense contractors.

"As expected, the second quarter did not show significant market recovery in our commercial segments, although we were pleased with the increases in unit volumes, which we view as confirmation that demand continues to grow in key market segments," said Douglas Mitchell, president and CEO. "We are disappointed, but not too surprised at the manufacturing yields we experienced this quarter out of Chartered's Fab1, since much of their energy is going into transferring our products into Fab2. Ultimately, the new FAB will provide a more modern manufacturing environment, with overall lower production costs."

"We continue to look for improving markets in the second half of the year, but our major focus is on the continued development and market introduction of our new family of 1 Mbit nvSRAMs. We currently have fully functional parts in house from our first production silicon and are very pleased with their performance. Additional production wafers are due in two weeks, which will provide material for customers who have evalution and design programs underway. The availability of 1 Mbit, 3 volt nvSRAMs will expand Simtek's available market by greater than eight-fold, and with new, unique design features already designed into the chip architecture we will be able to create an expanded family of parts very quickly. With these capabilities, we believe that even without overall market growth, the introduction of new, innovative products will lead us into new customers and programs that will accelerate our market penetration. The cost of developing these products has had a substantial negative effect on the company's profitabilility for six quarters, but with the product near introduction and having had extensive interaction with potential customers, we expect positive profit contribution within two quarters, barring unforeseen design or production difficulties."


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SUMMARY STATEMENT OF OPERATIONS
                                                              Three Months Ended June 30,             Six Months Ended June 30,
                                                              ---------------------------             -------------------------
                                                                2003               2002                 2003            2002
                                                                ----               ----                 ----            ----
                                                              unaudited          unaudited            unaudited        unaudited
NET SALES.................................................   $ 3,419,971       $ 3,550,433           $ 7,355,100      $ 7,523,734
     Cost of sales........................................     2,433,655         2,062,433             4,920,526        4,617,150
                                                             -----------       -----------           -----------      -----------
GROSS MARGIN..............................................       986,316         1,488,000             2,434,574        2,906,584
OPERATING EXPENSES:
     Design, research and development.....................     1,225,502         1,276,744             2,483,142        2,270,118
     Administrative.......................................       204,022           185,176               475,899          393,396
     Marketing............................................       395,444           434,583               820,327          905,516
                                                             -----------       -----------           -----------      -----------
         Total Operating Expenses.........................     1,824,968         1,896,503             3,779,368        3,569,030
NET LOSS FROM OPERATIONS..................................      (838,652)         (408,503)           (1,344,794)        (662,446)
                                                             -----------       ------------          -----------      -----------
OTHER INCOME (EXPENSE)....................................       (56,725)           (3,235)             (108,595)          (4,920)
                                                             -----------       -----------           -----------      -----------
NET LOSS BEFORE TAXES.....................................      (895,377)         (411,738)           (1,453,389)        (667,366)
     Provision for income taxes...........................             -                 -                     -                -
                                                             -----------       -----------           -----------      -----------
NET LOSS ................................................    $  (895,377)      $  (411,738)          $(1,453,389)     $  (667,366)
                                                             ===========       ===========           ===========      ===========

BASIC AND DILUTED EPS.....................................   $      (.02)      $      (.01)          $      (.03)     $      (.01)
                                                             ===========       ===========           ===========      ===========

DILUTIVE SHARES OUTSTANDING...............................    54,446,394        54,159,383            54,440,139       54,114,604


SUMMARY BALANCE SHEET

ASSETS                                                                      June 30, 2003         December 31, 2002
-------                                                                     -------------         -----------------
                                                                              unaudited
CURRENT ASSETS:
   Cash and cash equivalents...............................................  $ 2,325,672             $ 3,127,732
   Certificate of deposit, restricted......................................      300,000                 300,000
   Accounts receivable - trade, net........................................    2,006,224               2,309,965
   Inventory, net .........................................................    1,590,810               1,608,242
   Prepaid expenses and other..............................................      135,719                 239,507
                                                                             -----------             -----------
       Total current assets................................................    6,358,425               7,585,446

EQUIPMENT AND FURNITURE, net...............................................      934,090                 725,888
DEFERRED FINANCING COSTS...................................................       99,579                 107,877
OTHER ASSETS...............................................................       70,800                  87,839
                                                                             -----------             -----------
TOTAL ASSETS...............................................................  $ 7,462,894             $ 8,507,050
                                                                             ===========             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accounts payable .......................................................  $ 1,240,477             $ 1,087,947
   Accrued expenses, wages, vacation.......................................      714,577                 495,923
   Debentures..............................................................    3,000,000                       -
   Deferred Revenue........................................................           -                   40,500
   Obligation under capital leases.........................................      161,438                 132,485
                                                                             -----------             -----------
       Total current liabilities...........................................    5,116,492               1,756,855
NOTES PAYABLE..............................................................       10,000                  10,000
DEBENTURES.................................................................            -               3,000,000
OBLIGATION UNDER CAPITAL LEASES............................................      114,638                  76,512
                                                                             -----------             -----------
       Total liabilities...................................................    5,241,130               4,843,367
SHAREHOLDER'S EQUITY.......................................................    2,221,764               3,663,683
                                                                             -----------             -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................................  $ 7,462,894             $ 8,507,050
                                                                             ===========             ===========
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Simtek Corporation produces fast, re-programmable, nonvolatile semiconductor memory products. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax
(719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol
SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

Contact:
Simtek Corporation
719-531-9444
info@simtek.com